AGRICULTURAL EXPRESS OF AMERICA, INC.

                            Financial Statements

                           June 30, 1994 and 1993





















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
AGRICULTURAL EXPRESS OF AMERICA, INC.
Balance Sheets
                                                 June 30         December 31
                                                 1994              1993
                                               (Unaudited)         (Note)
Assets
Current assets:
  Cash and cash equivalents                    $1,502,487        $1,000,578
  Trade accounts receivable, less
     allowance for doubtful accounts of
     $16,826 in 1994 and $34,985 in 1993        2,077,175         1,139,262
  Other receivables                               274,719           234,456
  Prepaid expenses                                 29,854            47,531
                                               ----------        ----------
       Total current assets                     3,884,235         2,421,827

Property and equipment, at cost:
  Revenue equipment                             4,055,670         3,568,136
  Administrative equipment                        104,610            99,024
                                               ----------        ----------
       Total property and equipment             4,160,280         3,667,160
  Less accumulated depreciation                (1,295,394)         (982,380)
                                               ----------        ----------
       Net property and equipment               2,864,886         2,684,780
                                               ----------        ----------
       Total Assets                            $6,749,121        $5,106,607
                                               ==========        ==========

Liabilities and Stockholders' Equity

Current liabilities:
  Current maturities of long-term debt         $  600,000        $  300,000
  Accounts payable                              1,529,042         1,170,342
  Accrued liabilities                             199,920           197,723
                                               ----------        ----------
       Total current liabilities                2,328,962         1,668,065

Long-term debt                                  1,200,000           700,000

Stockholders' equity:
  Common stock, $1 par value.  Authorized
     10,000 shares; issued and outstanding
     1,188 shares                                   1,188             1,188
  Additional paid-in capital                      657,155           657,155
  Retained earnings                             2,983,754         2,502,137
  Note receivable from officer                   (421,938)         (421,938)
                                               ----------        ----------
       Total stockholders' equity               3,220,159         2,738,542
                                               ----------        ----------
       Total Liabilities and
        Stockholders' Equity                   $6,749,121        $5,106,607
                                               ==========        ==========

<F1>
Note: The balance sheet at December 31, 1993 has been derived from audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.
<F2>
See accompanying notes to financial statements.

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
AGRICULTURAL EXPRESS OF AMERICA, INC.
Statements of Earnings and Retained Earnings (Unaudited)
                                                     Six Months Ended
                                                         June 30
                                                 1994              1993

Revenue                                       $ 7,296,059       $ 6,763,126
Purchased transportation services               6,143,216         5,547,048
                                              -----------       -----------
       Gross margin                             1,152,843         1,216,078

Indirect expenses:
  Salaries, wages and benefits                    175,860           143,179
  Selling, general and administration              93,990            80,372
  Insurance                                         3,231             1,873
  Occupancy and supplies                           18,689            20,310
  State income taxes                               27,335            37,173
  Depreciation                                    317,241           252,764
  Professional services                            11,338             7,835
  Other                                             8,609            20,908
                                              -----------       -----------
                                                  656,293           564,414
                                              -----------       -----------
     Operating income                             496,550           651,664

Nonoperating income (expense):
  Interest income                                  28,781            26,155
  Interest expense                                (48,329)               --
  Gain on disposal of equipment                     5,034             6,813
  Other, net                                         (419)               --
                                              -----------       -----------
                                                  (14,933)           32,968
                                              -----------       -----------

     Net income                                   481,617           684,632

Retained earnings at beginning of period        2,502,137         1,436,404
                                              -----------       -----------
Retained earnings at end of period            $ 2,983,754       $ 2,121,036
                                              ===========       ===========

See accompanying notes to financial statements.

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
AGRICULTURAL EXPRESS OF AMERICA, INC.
Statements of Cash Flows (Unaudited)
                                                     Six Months Ended
                                                         June 30
                                                 1994              1993
Cash flows from operating activities:
  Net income                                   $  481,617        $  684,632
  Adjustments to reconcile net income
   to net cash provided by
   operating activities:
     Depreciation                                 317,241           252,764
     Gain on disposal of equipment                 (5,034)           (6,813)
     Increase in receivables                     (978,176)       (1,040,820)
     Decrease in prepaid expenses                  17,676             8,817
     Increase in accounts payable and
      accrued liabilities                         360,897           801,801
                                               ----------        ----------
Net cash provided by
        operating activities                      194,221           700,381

Cash flows from investing activities:
  Purchase of equipment                          (508,035)         (834,590)
  Proceeds from sale of equipment                  15,723             7,400
                                               ----------        ----------
Net cash used in
        investing activities                     (492,312)         (827,190)

Cash flows from financing activities:
  Proceeds from the issuance of debt              800,000                --
  Principal payment on debt                            --          (700,100)
                                               ----------        ----------
Net cash provided by
        (used in) financing activities            800,000          (700,100)
                                               ----------        ----------
Net increase (decrease) in cash
        and cash equivalents                      501,909          (826,909)

Cash and cash equivalents at
 beginning of period                            1,000,578         1,324,657
                                               ----------        ----------
Cash and cash equivalents at end of period     $1,502,487        $  497,748
                                               ==========        ==========

Supplemental disclosures of
 cash flow information:
  State income taxes paid                      $   20,125        $   12,500
                                               ==========        ==========
  Interest paid                                $   52,003        $       --
                                               ==========        ==========

See accompanying notes to financial statements.

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AGRICULTURAL EXPRESS OF AMERICA, INC.
Notes to Financial Statements
June 30, 1994



Note A -- Nature and Organization of Business

  Agricultural Express of America, Inc. (the Company), a Delaware corporation, is a motor carrier specializing primarily in intermodal, long haul, and full-load shipments of perishable exempt commodities from the West Coast to eastern destinations with railroads as the primary source of transportation.

Note B -- Financial Statement Presentation

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1994, are not necessarily indicative of the results that may be expected for the year ended December 31, 1994. For further information, refer to the Company's financial statements and footnotes thereto for the year ended December 31, 1993, included elsewhere herein.

Note C -- Subsequent Event

  On September 30, 1994, the Company and two affiliated companies were purchased by Arkansas Best Corporation pursuant to a stock purchase agreement entered into on August 18, 1994. Under the agreement, Arkansas Best Corporation is to pay a total consideration of approximately $60 million in cash for the Company and its affiliates, subject to certain closing audit and other contractual adjustments.

Note D -- Long-term Debt

  On May 31, 1994 the Company converted $1,800,000 borrowed under its revolving credit line to a term loan payable in 12 equal quarterly installments. The term loan bears interest at a variable rate (6.625% at June 30, 1994) and is collateralized by revenue equipment.